As filed with the Securities and Exchange Commission on November 18, 1998
                                       Registration No. 333-________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                       ----------------------

                              FORM S-8

                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
                     --------------------------

                             CYMER, INC.
         --------------------------------------------------
         (Exact name of issuer as specified in its charter)


       Nevada                                        33-0175463
------------------------                 ------------------------------------
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                      16750 Via Del Campo Court
                        San Diego, CA  92127
              (Address of principal executive offices)



                       1996 STOCK OPTION PLAN
                      -------------------------
                      (Full title of the Plans)


                         DR. ROBERT P. AKINS
                 President, Chief Executive Officer
                     and Chairman of the Board
                            CYMER, INC.
                     16750 Via Del Campo Court
                       San Diego, CA  92127
                          (619) 451-7300
     (Name, address and telephone number of agent for service)


                            COPIES TO:

                    HENRY P. MASSEY, JR., ESQ.
                       GREGORY T. COX, ESQ.
                 Wilson Sonsini Goodrich & Rosati
                     Professional Corporation
                        650 Page Mill Road
                 Palo Alto, California 94304-1050
                          (650) 493-9300

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed             Proposed
                  Title of                                                Maximum              Maximum
                 Securities                         Amount               Offering             Aggregate             Amount of
                    to be                            to be                 Price              Offering             Registration
                 Registered                      Registered(1)           Per Share              Price                  Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock $0.001 par value, options to
 be issued under 1996 Stock Option Plan              1,250,000           $13.438 (2)          $16,797,500              $4,669.71
-----------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1996 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on November 11, 1998 because the price at which options to be granted in the future may be exercised is not currently determinable.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

        PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE

          The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a)  The Annual Report on Form 10-K of Cymer, Inc. (the
               "Registrant"), Commission file no. 0-21321, filed on March 25, 1998, as amended Form 10K/A filed on July 30, 1998, which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1997.

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed on May 12, 1998 pursuant to
               Section 13 of the Exchange Act.

               The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed on July 31, 1998 pursuant to
               Section 13 of the Exchange Act.

               The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed on November 12, 1998 pursuant to Section 13 of the Exchange Act.

               The Registrant's Current Report on Form 8-K, Commission file no. 0-21321, filed on September 18, 1998, reporting the information set forth in the Company's press releases dated September 4, 1998 regarding a shareholder lawsuit, and September 11, 1998 regarding a workforce reduction.

          (c) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 6, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Nevada General Corporation Law). The Articles of Incorporation provide further that the Registrant shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made a party to an action or proceeding by reason of the fact such person was a director, officer, employee or agent or the Registrant. Subject to the Registrant's Articles of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          4.1(1)    1996 Stock Option Plan including form of Stock Option Agreement.

          5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

         23.1       Independent Auditors' Consent (see Page II-5).

         23.2       Consent of Counsel (contained in Exhibit 5.1).

         24.1       Power of Attorney (see Page II-4).

--------------------------------
(1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.

ITEM 9.   UNDERTAKINGS

          (A)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada General Corporation Law, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Cymer, Inc., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 18th day of November, 1998.

                                   CYMER, INC.

                                   By: /s/ William A. Angus, III
                                       ---------------------------------------
                                       William A. Angus, III
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Angus, III and Robert P. Akins, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                       DATE
         ---------                       -----                       ----
/s/ Robert P. Akins        President, Chief Executive         November 18, 1998
------------------------   Officer and Chairman of the
   (Robert P. Akins)       Board

/s/ William A. Angus       Senior Vice President, Chief       November 18, 1998
------------------------   Financial Officer and Secretary
 (William A. Angus, III)

/s/ Richard P. Abraham     Director                           November 18, 1998
------------------------
   (Richard P. Abraham)

/s/ Kenneth M. Deemer      Director                           November 18, 1998
------------------------
    (Kenneth M. Deemer)

/s/ Peter J. Simone        Director                           November 18, 1998
------------------------
     (Peter J. Simone)

/s/ Gerald F. Taylor       Director                           November 18, 1998
------------------------
    (Gerald F. Taylor)

/s/ F. Duwaine Townsen     Director                           November 18, 1998
------------------------
   (F. Duwaine Townsen)

                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Cymer, Inc. (the "Company") on Form S-8 of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A on July 30, 1998, of the Company for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP


San Diego, California
November 17, 1998

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549




                              EXHIBITS



                 Registration Statement on Form S-8

                             CYMER, INC.

                          November 18, 1998

                          INDEX TO EXHIBITS

Exhibit                                                               Page
Number                                                                 No.
-------                                                               ----
 4.1(1)   1996 Stock Option Plan including form of Stock Option
          Agreement.                                                   -

 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to
          legality of securities being registered.                     -

23.1      Independent Auditors' Consent (see Page II-5).               -

23.2      Consent of Counsel (contained in Exhibit 5.1).               -

24.1      Power of Attorney (see Page II-4).                           -

-------------------------------------------------------------------------------
     (1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.